                                                                    Exhibit 23.2
                                                                    ------------

                       Consent of Independent Accountants
                       ----------------------------------


We hereby consent to the use in this Registration Statement on Form S-4 of our report dated March 9, 1999, except as to Note 11, which is as of March 25, 1999, relating to the consolidated financial statements of PSINet Inc., which appears in such Registration Statement. We also consent to the application of such report to the Financial Statement Schedule for each of the three years in the period ended December 31, 1998 listed under Item 21 of this Registration Statement when such schedule is read in conjunction with the financial statements referred to in our report. The audits referred to in such report also included this schedule. We also consent to the references to us under the headings "Experts" and "Selected Consolidated Financial and Operating Data" in such Registration Statement.



PricewaterhouseCoopers LLP

Washington, DC
August 6, 1999